EXHIBIT 4.1

FORM OF

TALK AMERICA HOLDINGS, INC. 2005 INCENTIVE PLAN

(the “plan”)

STOCK OPTION AGREEMENT

To:               _____________________________________
     Name

     _____________________________________
    Address

Exercise Price: $_____________________

Date of Grant: ______________________

Nature of Option:     □ Nonstatutory Stock Option     □ Incentive Stock Option

Expiration Date:_____ Anniversary of the Date of Grant (not later than the tenth anniversary)

You (the “Optionee”) are hereby granted under the Plan of Talk America Holdings, Inc. ("Company") and in connection with your employment with the Company, or a subsidiary or affiliate thereof, an option (the “Option”), effective as of the date of grant (“Date of Grant”), to purchase ________ shares of common stock of Company, par value $.01 per share (“Common Stock”), at the exercise price shown above. Capitalized terms used herein without other definition are defined as in the Plan.

1. The vesting dates for this option are as follows: in installments, as follows: (i) ______ shares of Common Stock may be purchased on and after the first anniversary of the Date of Grant and, (ii) an additional ________ shares of Common Stock may be purchased on and after the second anniversary of the Date of Grant, and (iii) an additional _______ shares of Common Stock may be purchased on and after the third anniversary of the Date of Grant;  provided, however, the Option shall only vest as set forth in (i), (ii), and (iii) if the Optionee has been continuously employed by the Company or any of its affiliates between the Date of Grant and the respective vesting date and on such vesting date.  In addition, the Option will vest in full (less any component or portion that would otherwise be vested or exercisable and any portion previously vested and exercised) upon a “Change of Control” (as that term is defined herein). Notwithstanding the foregoing, the Committee (defined herein as defined in the Plan), in its sole discretion, may accelerate or waive such vesting date with respect to any or all of the shares of Common Stock covered by the Option.

A. “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(a)
any person (as defined in Section 3(a)(9) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company (or a Significant Subsidiary as defined below) becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act; provided, that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below) representing 50% or more of the combined voting power of the Company’s or such Significant Subsidiary’s then outstanding securities;

(b)
during any period of two years, individuals who at the beginning of such period constitute the Board of Directors of Company (the “Board”) and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(c)
the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company ( a “Significant Subsidiary”) with any other entity, including a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

(d)
the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company in which case the Board shall determine the effective date of the Change of Control resulting therefrom; and

(e)	any other event occurs that the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

2. The Optionee may exercise the Option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the exercise price for the total number of shares the Optionee specifies that the Optionee wishes to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a so-called “cashless exercise”; (b) (unless prohibited by the Committee, in its sole discretion) certificates representing shares of Common Stock, which will be valued at the Fair Market Value per share of the Common Stock on the date of delivery of such certificates of the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Committee, in its sole discretion) any combination of cash and Common Stock valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

3. Your Option will, to the extent not previously exercised by you, as to any shares purchasable hereunder (i.e. vested) expire upon the earlier of: (a) the Expiration Date set forth at the head of this Option and (b) ninety (90) days after your employment with the Company is terminated for any reason.

4. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock, the number and kind of shares subject to this Option and the exercise price of this Option shall be adjusted as provided in the Plan.

5. Except as the Committee, in its sole discretion, may permit, this Option is not transferable except as designated by Optionee or by will or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee, including, for this purpose, the Optionee’s legal guardian or custodian in the event of disability. Until the exercise price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to the Optionee, the Optionee does not have any rights as a stockholder of the Company. The Company reserves the right not to deliver to the Optionee the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such would violate a federal, state, local or securities exchange rule, regulation or law.

6. Notwithstanding anything to the contrary contained herein, this Option is not exercisable without the consent of the Company during the following periods of time:

(a)
Until this Option and the offer and sale of the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

(b)
During any period of time in which the Company deems that the exercisability of this Option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell; and

(c)
Until the Optionee has paid or made suitable arrangements to pay (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the Option exercise and (ii) the Optionee’s portion of other federal, state and local payroll and other taxes due in connection with the Option exercise.

7. The following two subparagraphs shall be applicable if, on the date of exercise of this Option, the offer and sale of the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, or such registrations(s) shall not be effective or shall be subject to a stop order, and shall continue to be applicable for so long as such registration has not occurred and become effective or such stop order shall be in effect:

(a)
The Optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The Optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The Optionee shall execute such instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

(b)	The certificates for Common Stock to be issued to the Optionee hereunder shall bear the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration.”

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

The sole purpose of the agreements, warranties, representations and legend set forth in the preceding subparagraphs (a) and (b) is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

8. It is the intention of the Company and the Optionee that this Option shall be a “Nonstatutory Stock Option” or an “Incentive Stock Option” as defined in the Plan and as designated at the head of this Option. This Option is granted pursuant to the Plan and is subject to the terms and conditions thereof. As provided in the Plan, the Committee has plenary authority and discretion to interpret the Plan and this Option, to prescribe, amend and rescind rules and regulations relating to this Option, and to make all other determinations deemed necessary or advisable for the administration and/or exercise of this Option.

9. This Option and the Plan constitute the entire understanding between the Company and the Optionee with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an authorized officer of the Company. This Option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

Please sign the copy of this Option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

TALK AMERICA HOLDINGS, INC.

By: ____________________________

I hereby acknowledge receipt of a copy of the foregoing stock Option and, having read it, hereby signify my understanding of, and my agreement with, its terms and conditions.

________________                                                                   __________________________
Optionee            Date